News Release

Flowserve Appoints Ajay Agrawal to Board of Directors

DALLAS—(BUSINESS WIRE)—August 5, 2026— Flowserve Corporation (NYSE:FLS), a leading provider of flow control products and services for the global infrastructure markets, announced today that its Board of Directors has elected Ajay Agrawal as a member of the Board of Directors, and appointed him to serve on the Organization and Compensation Committee and Technology, Innovation and Risk Committee, effective August 5, 2026.

“We are incredibly excited to welcome Ajay to Flowserve’s Board,” said Scott Rowe, Flowserve President and Chief Executive Officer. “Ajay’s unique combination of portfolio leadership, aftermarket expertise and disciplined M&A experience across multiple industries will bring valuable perspective to Flowserve’s Board and management team as we strengthen our leading position serving the world’s critical industries and execute our long-term growth strategy.”

Mr. Agrawal currently serves as the Chief Business Development Officer and Senior Vice President, Global Services at Carrier Global Corporation, a global climate and energy solutions company. His experience also includes serving as Carrier’s Chief Strategy Officer and Senior Vice President of its Global Services and Healthy Buildings business. Prior to his experience at Carrier, Mr. Agrawal was the President of Aftermarket Services at Collins Aerospace.

“Ajay’s experience shaping portfolio strategy, executing complex M&A transactions and demonstrating leadership in the industrial manufacturing industry will further strengthen our Board,” said John Garrison, Chairman of the Flowserve Board of Directors. “His track record of driving profitable growth, advancing strategic transformation and building high-performing businesses will provide valuable insight as Flowserve continues to serve customers across critical infrastructure markets and create long-term value for shareholders.”

Mr. Agrawal holds a doctorate in engineering from the University of Missouri and an MBA from Carnegie Mellon University.

Flowserve Contacts

Investor Contacts: investorrelations@flowserve.com
Brian Ezzell, Vice President, Investor Relations, Treasurer & Corporate Finance
Olivia Webb, Director, Investor Relations

Media Contact: media@flowserve.com

About Flowserve: Flowserve Corporation is one of the world’s leading providers of fluid motion and control products and services. Operating in more than 50 countries, the Company produces engineered and industrial pumps, seals and valves as well as a range of related flow management services. More information about Flowserve can be obtained by visiting the company’s website at www.flowserve.com.

Safe Harbor Statement: This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as, "may," "should," "expects," "could," "intends," "plans," "anticipates," "estimates," "believes," "forecasts," "predicts" or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition.

The forward-looking statements included in this news release are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the following: economic, political and other risks associated with our international operations, including military actions, trade embargoes, blockades or other closures of major trade lanes, epidemics or pandemics and changes to tariffs or trade agreements that could affect customer markets, particularly North African, Latin American, Asian and Middle Eastern markets and global oil and gas producers, and non-compliance with U.S. export/re-export control, foreign corrupt practice laws, economic sanctions and import laws and regulations; global supply chain disruptions and the current inflationary environment could adversely affect the efficiency of our manufacturing and increase the cost of providing our products to customers; a portion of our bookings may not lead to completed sales, and our ability to convert bookings into revenues at acceptable profit margins; changes in global economic conditions and the potential for unexpected cancellations or delays of customer orders in our reported backlog; our dependence on our customers’ ability to make required capital investment and maintenance expenditures; if we are not able to successfully execute and realize the expected financial benefits from any restructuring and realignment initiatives, our business could be adversely affected; the substantial dependence of our sales on the success of the energy, chemical, power generation and general industries; the adverse impact of volatile raw materials prices on our products and operating margins; the impact of public health emergencies, such as outbreaks of epidemics, pandemics, and contagious diseases, on our business and operations; increased aging and slower collection of receivables, particularly in Latin America and other emerging markets; potential adverse effects resulting from the implementation of new tariffs and related retaliatory actions and changes to or uncertainties related to tariffs and trade agreements; our exposure to fluctuations in foreign currency exchange rates, including in hyperinflationary countries such as Argentina; potential adverse consequences resulting from litigation to which we are a party; expectations regarding acquisitions and the integration of acquired businesses; the potential adverse impact of an impairment in the carrying value of goodwill or other intangible assets; our dependence upon third-party suppliers whose failure to perform timely could adversely affect our business operations; the highly competitive nature of the markets in which we operate; if we are not able to maintain our competitive position by successfully developing and introducing new products and integrate new technologies, including artificial intelligence and machine learning; environmental compliance costs and liabilities; potential work stoppages and other labor matters; access to public and private sources of debt financing; our inability to protect our intellectual property in the United States, as well as in foreign countries; obligations under our defined benefit pension plans; our internal control over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls, or fraud; the recording of increased deferred tax asset valuation allowances in the future or the impact of tax law changes on such deferred tax assets could affect our operating results; our information technology infrastructure could be subject to service interruptions, data corruption, cyber-based attacks or network security breaches, which could disrupt our business operations and result in the loss of critical and confidential information; ineffective internal controls could impact the accuracy and timely reporting of our business and financial results; and other factors described from time to time in our filings with the Securities and Exchange Commission.
All forward-looking statements included in this news release are based on information available to us on the date hereof, and we assume no obligation to update any forward-looking statement.

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